Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES RECORD SECOND QUARTER FISCAL 2023 RESULTS
Loudon, TN, February 7, 2023 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the second quarter ended December 31, 2022.
Second Quarter Fiscal 2023 Highlights Compared to Second Quarter Fiscal 2022:
•Net sales increased 28.4% to $338.7 million
•Unit volume increased 17.7% to 2,439 units
•Gross profit increased 19.0% to $75.7 million
•Net income increased 17.5% to $36.4 million
•Adjusted EBITDA increased 19.7% to $57.6 million
•Net income available to Class A Common Stock per share (diluted) increased 22.0% to $1.72 per share
•Adjusted fully distributed net income per share increased 22.0% to $1.83 per share on a fully distributed weighted-average share count of 21.3 million shares of Class A Common Stock
“We once again delivered a fantastic quarter as our momentum continued with net sales increasing 28.4%, net income rising 17.5%, and Adjusted EBITDA growing 19.7% compared to the prior year. Our performance further solidifies our position as a trailblazer and innovator, while also demonstrating our ability to adapt and grow in the current environment,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc.
“We are also encouraged by the resilient consumer appetite for large, feature-rich boats, which is evidenced by the strong demand we are seeing for our saltwater segment at regional boat shows across the country. While macro conditions remain uncertain, we are beginning to see incremental improvements across the supply chain, which we believe will allow channel inventory to normalize in the second half of the fiscal year for our Malibu and Cobalt segments and in the first half of fiscal 2024 for our Saltwater Fishing segment. We remain confident in our ability to execute in any macro environment, and we will continue to leverage the horsepower of our unmatched operational capabilities, vertical integration efforts, and visionary team to deliver profitable growth and long-term value for our shareholders,” continued Mr. Springer.
Second Quarter Fiscal 2023 Results (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
	(Dollars In Thousands)
Net Sales	$338,732	$263,887	$640,943	$517,384
Gross Profit	$75,654	$63,551	$150,259	$123,303
Gross Profit Margin	22.3%	24.1%	23.4%	23.8%
Net Income	$36,396	$30,979	$72,501	$58,912
Net Income Margin	10.7%	11.7%	11.3%	11.4%
Adjusted EBITDA	$57,610	$48,127	$114,670	$92,860
Adjusted EBITDA Margin	17.0%	18.2%	17.9%	17.9%
Net sales for the three months ended December 31, 2022 increased $74.8 million, or 28.4%, to $338.7 million as compared to the three months ended December 31, 2021. The increase in net sales was driven primarily by increased unit volumes across all three segments and inflation-driven year-over-year price increases, slightly offset by increased dealer flooring program costs resulting from higher interest rates and increased inventory levels as inventory levels began to move towards pre-COVID levels. Unit volume for the three months ended December 31,

Exhibit 99.1
2022, increased 366 units, or 17.7%, to 2,439 units as compared to the three months ended December 31, 2021. Our unit volume increased primarily due to strong wholesale restocking demand across all segments.
Net sales attributable to our Malibu segment increased $24.7 million, or 18.5%, to $158.1 million for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. Unit volumes attributable to our Malibu segment increased 139 units for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. The increase in net sales was driven by increased volume, inflation-driven year-over-year price increases and a favorable model mix, slightly offset by increased dealer flooring program costs.
Net sales attributable to our Saltwater Fishing segment increased $30.3 million, or 40.3%, to $105.6 million, for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. Unit volume increased 124 units for the three months ended December 31, 2022 compared to the three months ended December 31, 2021. The increase in net sales was driven by increased volume, inflation-driven year-over-year price increases and a favorable model mix.
Net sales attributable to our Cobalt segment increased $19.8 million, or 35.9%, to $75.0 million for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. Unit volumes attributable to Cobalt increased 103 units for the three months ended December 31, 2022 compared to the three months ended December 31, 2021. The increase in net sales was driven primarily by increased volume and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs.
Overall consolidated net sales per unit increased 9.1% to $138,882 per unit for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. Net sales per unit for our Malibu segment increased 6.0% to $120,005 per unit for the three months ended December 31, 2022, compared to the three months ended December 31, 2021, driven by inflation-driven year-over-year price increases and a favorable model mix, partially offset by increased dealer flooring program costs. Net sales per unit for our Saltwater Fishing segment increased 11.0% to $178,052 per unit for the three months ended December 31, 2022 driven by inflation-driven year-over-year price increases and a favorable model mix. Net sales per unit for our Cobalt segment increased 9.4% to $142,009 per unit for the three months ended December 31, 2022, compared to the three months ended December 31, 2021, driven by inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs.
Cost of sales for the three months ended December 31, 2022 increased $62.7 million, or 31.3%, to $263.1 million as compared to the three months ended December 31, 2021. The increase in cost of sales was primarily driven by a 17.7% increase in volumes and increased prices due to inflationary pressures that have impacted prices on parts and components. In the Malibu segment, higher per unit material and labor costs contributed $7.9 million to the increase in cost of sales and were driven by increased prices due to inflationary pressures and by an increased mix of larger models that corresponded with higher net sales per unit. Within our Saltwater Fishing segment, higher per unit material and labor costs contributed $7.3 million to the increase in cost of sales and were driven by increased prices due to inflationary pressures and by an increased mix of larger models that corresponded with higher net sales per unit. In the Cobalt segment, higher per unit material and labor costs contributed $6.7 million to the increase in cost of sales and were driven by increased prices due to inflationary pressures and by an increased mix of larger models that corresponded with higher net sales per unit.
Gross profit for the three months ended December 31, 2022 increased $12.1 million, or 19.0%, to $75.7 million compared to the three months ended December 31, 2021. The increase in gross profit was driven primarily by higher sales revenue partially offset by the increased cost of sales for the reasons noted above. Gross margin for the three months ended December 31, 2022 decreased 180 basis points from 24.1% to 22.3% driven primarily by increased dealer flooring program costs and increased mix of Cobalt and Saltwater Fishing segments and partially offset by better year-over-year performance in our Saltwater Fishing segment.
Selling and marketing expenses for the three months ended December 31, 2022 increased $0.5 million, or 9.5% to $6.2 million compared to the three months ended December 31, 2021. The increase was driven primarily by increased promotional events. As a percentage of sales, selling and marketing expenses decreased 30 basis points to

Exhibit 99.1
1.8% for the three months ended December 31, 2022 compared to 2.1% for the three months ended December 31, 2021. General and administrative expenses for the three months ended December 31, 2022 increased $3.1 million, or 19.2%, to $19.1 million as compared to the three months ended December 31, 2021 driven primarily by an increase in compensation and personnel-related expenses, an increase in professional fees and an increase in travel related expenses. As a percentage of sales, general and administrative expenses decreased 50 basis points to 5.6% for the three months ended December 31, 2022 compared to 6.1% for the three months ended December 31, 2021. Amortization expense remained flat at $1.7 million for the three months ended December 31, 2022.
Operating income for the second quarter of fiscal year 2023 increased to $48.7 million from $40.2 million in the second quarter of fiscal year 2022. Net income for the second quarter of fiscal year 2023 increased 17.5% to $36.4 million from $31.0 million and net income margin decreased to 10.7% from 11.7% in the second quarter of fiscal year 2022. Adjusted EBITDA in the second quarter of fiscal year 2023 increased 19.7% to $57.6 million from $48.1 million, while Adjusted EBITDA margin decreased to 17.0% from 18.2% in the second quarter of fiscal year 2022.
Fiscal 2023 Guidance
For the fiscal full year 2023, Malibu anticipates net sales growth percentage in the mid to high single digits year-over-year and Adjusted EBITDA margin down slightly year-over-year.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition and integration related expenses, costs related to the Company’s vertical integration initiatives and litigation expenses that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss second quarter of fiscal year 2023 results on Tuesday, February 7, 2023, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (844) 763-8274 or (412) 717-9224 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected

Exhibit 99.1
by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding trends toward larger, more custom boats; our expectations for opportunities for growth and demand for our products, including beyond calendar year 2023; and our ability to continue to deliver value for our stockholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; our large fixed cost base; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components and any interruption of our informal supply arrangements; our

Exhibit 99.1
reliance on certain suppliers for our engines and outboard motors; our ability to meet our manufacturing workforce needs; exposure to workers' compensation claims and other workplace liabilities; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to protect our intellectual property; disruptions to our network and information systems; our success at developing and implementing a new enterprise resource planning system; risks inherent in operating in foreign jurisdictions; the effects of the COVID-19 pandemic on us; a natural disaster, global pandemic or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; our dependence on key personnel; our ability to enhance existing products and market new or enhanced products; the continued strength of our brands; the seasonality of our business; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; competition with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and increases in interest rates; an increase in energy and fuel costs; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to claims for product liability and warranty claims; changes to U.S. trade policy, tariffs and import/export regulations; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; our holding company structure; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our variable rate indebtedness which subjects us to interest rate risk; our obligation to make certain payments under a tax receivables agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net sales	$338,732	$263,887	$640,943	$517,384
Cost of sales	263,078	200,336	490,684	394,081
Gross profit	75,654	63,551	150,259	123,303
Operating expenses:
Selling and marketing	6,198	5,658	11,384	10,775
General and administrative	19,057	15,987	38,277	32,078
Amortization	1,715	1,719	3,431	3,575
Operating income	48,684	40,187	97,167	76,875
Other expense, net:
Other expense (income), net	193	(10)	263	(23)
Interest expense	910	656	2,195	1,340
Other expense, net	1,103	646	2,458	1,317
Income before provision for income taxes	47,581	39,541	94,709	75,558
Provision for income taxes	11,185	8,562	22,208	16,646
Net income	36,396	30,979	72,501	58,912
Net income attributable to non-controlling interest	1,234	1,088	2,456	2,077
Net income attributable to Malibu Boats, Inc.	$35,162	$29,891	$70,045	$56,835

Comprehensive income:
Net income	$36,396	$30,979	$72,501	$58,912
Other comprehensive income (loss):
Change in cumulative translation adjustment	1,227	138	(209)	(697)
Other comprehensive income (loss)	1,227	138	(209)	(697)
Comprehensive income	37,623	31,117	72,292	58,215
Less: comprehensive income attributable to non-controlling interest	1,276	1,093	2,449	2,052
Comprehensive income attributable to Malibu Boats, Inc.	$36,347	$30,024	$69,843	$56,163

Weighted-average shares outstanding used in computing net income per share:
Basic	20,404,583	20,900,201	20,432,216	20,875,091
Diluted	20,516,025	21,148,871	20,559,752	21,133,413
Net income available to Class A Common Stock per share:
Basic	$1.73	$1.43	$3.43	$2.72
Diluted	$1.72	$1.41	$3.41	$2.69

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	December 31, 2022	June 30, 2022
Assets
Current assets
Cash	$49,848	$83,744
Trade receivables, net	55,444	51,598
Inventories, net	185,553	157,002
Prepaid expenses and other current assets	10,772	6,155
Total current assets	301,617	298,499
Property, plant and equipment, net	183,305	170,718
Goodwill	100,737	100,804
Other intangible assets, net	224,860	228,304
Deferred tax asset	40,441	42,314
Other assets	9,706	10,687
Total assets	$860,666	$851,326
Liabilities
Current liabilities
Current maturities of long-term obligations	$—	$1,563
Accounts payable	41,052	44,368
Accrued expenses	85,823	87,742
Income taxes and tax distribution payable	1,276	1,670
Payable pursuant to tax receivable agreement, current portion	3,958	3,958
Total current liabilities	132,109	139,301
Deferred tax liabilities	27,647	26,965
Other liabilities	10,766	11,855
Payable pursuant to tax receivable agreement, less current portion	41,583	41,583
Long-term debt	70,179	118,054
Total liabilities	282,284	337,758

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,475,418 shares issued and outstanding as of December 31, 2022; 20,501,081 issued and outstanding as of June 30, 2022	203	203
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 10 shares issued and outstanding as of December 31, 2022; 10 shares issued and outstanding as of June 30, 2022	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and June 30, 2022	—	—
Additional paid in capital	79,207	85,294
Accumulated other comprehensive loss	(3,716)	(3,507)
Accumulated earnings	491,229	421,184
Total stockholders' equity attributable to Malibu Boats, Inc.	566,923	503,174
Non-controlling interest	11,459	10,394
Total stockholders’ equity	578,382	513,568
Total liabilities and stockholders' equity	$860,666	$851,326

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net income	$36,396	$30,979	$72,501	$58,912
Provision for income taxes	11,185	8,562	22,208	16,646
Interest expense	910	656	2,195	1,340
Depreciation	5,388	4,613	10,684	9,531
Amortization	1,715	1,719	3,431	3,575
Stock-based compensation expense [1]	2,016	1,598	3,651	2,856
Adjusted EBITDA	$57,610	$48,127	$114,670	$92,860
Net Sales	$338,732	$263,887	$640,943	$517,384
Net Income Margin [2]	10.7%	11.7%	11.3%	11.4%
Adjusted EBITDA Margin [2]	17.0%	18.2%	17.9%	17.9%

(1)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(2)	We calculate net income margin as net income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$35,162	$29,891	$70,045	$56,835
Provision for income taxes	11,185	8,562	22,208	16,646
Acquisition related expenses [1]	1,677	1,677	3,354	3,354
Stock-based compensation expense [2]	2,016	1,598	3,651	2,856
Net income attributable to non-controlling interest [3]	1,234	1,088	2,456	2,077
Fully distributed net income before income taxes	51,274	42,816	101,714	81,768
Income tax expense on fully distributed income before income taxes [4]	12,441	10,190	24,717	19,461
Adjusted fully distributed net income	$38,833	$32,626	$76,997	$62,307

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net income per share:	20,404,583	20,900,201	20,432,216	20,875,091
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [5]	600,919	600,919	600,919	600,919
Weighted-average unvested restricted stock awards issued to management [6]	284,830	248,129	269,806	236,147
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,290,332	21,749,249	21,302,941	21,712,157

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net income available to Class A Common Stock per share	$1.73	$1.43	$3.43	$2.72
Impact of adjustments:
Provision for income taxes	0.55	0.41	1.09	0.80
Acquisition related expenses [1]	0.08	0.08	0.16	0.16
Stock-based compensation expense [2]	0.10	0.08	0.18	0.14
Net income attributable to non-controlling interest [3]	0.06	0.05	0.12	0.10
Fully distributed net income per share before income taxes	2.52	2.05	4.98	3.92
Impact of income tax expense on fully distributed income before income taxes [4]	(0.61)	(0.49)	(1.21)	(0.93)
Impact of increased share count [7]	(0.08)	(0.06)	(0.15)	(0.12)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$1.83	$1.50	$3.62	$2.87

(1)	For the three and six months ended December 31, 2022 and 2021, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(2)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(3)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(4)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.3% and 23.8% of income before income taxes for the three and six months ended December 31, 2022 and 2021, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2023 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(5)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(6)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(7)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.